UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

The information set forth under Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

(b)

The information set forth under Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference.

(e)

On February 5, 2019, Shutterfly, Inc. (the “Company”) announced that Christopher North will be stepping down from his role as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”) in the coming months in order to return to the United Kingdom with his family. Mr. North will continue as the Company’s President and Chief Executive Officer until a successor is appointed and will remain with the Company until August 31, 2019, in order to ensure a smooth transition. The Company has initiated a search to identify a new Chief Executive Officer.

On February 4, 2019, the Company entered into a Transition Agreement (the “Transition Agreement”) for transition services through August 31, 2019 (the “Transition Period”) with Mr. North, pursuant to which Mr. North will receive his base salary as currently in effect and continue to vest in his outstanding stock options and time-based restricted stock unit awards (“RSUs”) while he provides services during the Transition Period. Mr. North will not be eligible to participate in the Company’s 2019 corporate bonus program and Mr. North’s performance-based RSUs were cancelled pursuant to the Transition Agreement.

Upon Mr. North’s termination at the end of the Transition Period, or if prior to the end of the Transition Period, Mr. North’s employment with the Company is terminated by the Company other than for Cause (as defined in the Transition Agreement) or Mr. North resigns his employment at the written request of the Company if such request is not for Cause (either termination, a “Qualifying Termination”), Mr. North shall be entitled to receive: (i) a lump sum payment equal to $750,000, less the gross amount of salary paid to Mr. North for his service from January 1, 2019 through his Termination Date (as defined in the Transition Agreement); (ii) a lump sum bonus of $562,500; and (iii) a lump sum payment equal to 18 months of COBRA premiums for Mr. North and his dependents. In addition, if Mr. North has a Qualifying Termination prior to the end of the Transition Period, Mr. North’s stock options and time-based RSUs will vest as to such number of shares that would have vested had he remained employed through the end of the Transition Period. As provided in his March 15, 2016 Offer Letter with the Company (which was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 17, 2016), Mr. North will generally have 12 months following the Termination Date to exercise any vested stock options.

If a Change in Control (as defined in the Transition Agreement) occurs during the Transition Period, and Mr. North’s employment terminates at the end of the Transition Period or an earlier Qualifying Termination, the vesting of Mr. North’s then-outstanding stock options and time-based RSUs will accelerate in full, to the extent provided in the terms of his options and RSUs. If a Change in Control occurs within 90 days following Mr. North’s completion of the Transition Period or an earlier Qualifying Termination, Mr. North’s then-outstanding stock options and the RSUs granted in 2016 will accelerate in full, to the extent provided in the terms of his options and RSUs.

Mr. North is required to sign a release of claims to receive the payments and acceleration benefits described above. Mr. North has agreed to resign from the Board upon his termination of employment.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing Mr. North’s transition and departure is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Transition Services Agreement dated February 4, 2019 by and between Shutterfly, Inc. and Christopher North.

99.2	Press Release issued by Shutterfly, Inc. dated February 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: February 5, 2019